SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

AEROSONIC CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
(Address of principal executive offices and Zip Code)

(727) 461-3000
(Registrant’s telephone number, including Area Code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2007, Aerosonic Corporation and its wholly-owned subsidiary, Avionics Specialties, Inc. (collectively, the “Company”) entered into a First Modification to Revolving and Term Credit and Security Agreement (the “Modification”) by and between the Company and Wachovia Bank, National Association (the “Bank”). Pursuant to the Modification, the Company increased the maximum amount available to the Company under its loan facility with the Bank and delivered to the Bank two replacement promissory notes as follows: (i) a Renewal and Future Advance Promissory Note in the amount of $3,920,000.00 (the “Future Advance Note”), and (ii) a Renewal and Amended Term Promissory Note in the amount of $2,000,000.00 (the “Term Note” and together with the Future Advance Note, the “Notes”).

Copies of the Modification and each of the Notes are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Modification and the Notes represent an amendment to and increase of the amounts available to the Company for borrowing under the loan facility created by the Revolving and Term Credit and Security between the Company and the Bank dated February 24, 2004 (the “Original Credit Facility”). The terms of the Original Credit Facility remain the same, except for the increase in the facility amount to an aggregate amount of up to $8,420,000.00 (which includes the Company's current revolving facility in the aggregate amount of $2.5 million) and the extension of the maturity dates for the Notes.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	First Modification to Revolving and Term Credit and Security Agreement dated August 17, 2007.

10.2	Renewal and Future Advance Promissory Note dated August 17, 2007.

10.3	Renewal and Amended Term Promissory Note dated August 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2007	AEROSONIC CORPORATION By: /s/ David A. Baldini David A. Baldini Chairman of the Board President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	First Modification to Revolving and Term Credit and Security Agreement dated August 17, 2007.
Exhibit 10.2	Renewal and Future Advance Promissory Note dated August 17, 2007.
Exhibit 10.3	Renewal and Amended Term Promissory Note dated August 17, 2007.